EXHIBIT 99.1
FOR IMMEDIATE RELEASE
April 3, 2023

Darling Ingredients Completes Acquisition of Brazilian Gelatin and Collagen Producer Gelnex

IRVING, Texas, – Darling Ingredients Inc. (NYSE: DAR) the world’s leading company turning food waste into sustainable products and producer of renewable energy, completed the acquisition of Gelnex, a leading global producer of gelatin and collagen products on March 31, 2023.

The company first announced the acquisition in October 2022 for a purchase price of approximately $1.2 billion USD in cash, plus or minus closing adjustments and costs. As part of the transaction, Darling Ingredients has acquired five facilities in South America and one in the United States, with the capacity to produce 46,000 metric tons of gelatin and collagen products annually. Darling Ingredients estimates that Gelnex will contribute approximately $75 million in EBITDA toward Darling’s earnings in 2023, net of inventory and integration costs.

“This acquisition gives Darling immediate capacity to serve the growing needs of its collagen customers, while continuing to serve the growing gelatin market,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “Gelnex is a well-run business and is expected to be immediately accretive.”

With 17 state-of-the-art facilities on four continents around the world, Darling Ingredients’ health brand Rousselot is a leading manufacturer and worldwide supplier of hundreds of gelatin and collagen products made from bovine, porcine and fish sources.

“Collagen is the most abundant protein naturally found in the body, and it plays an increasing role in the health and nutrition market by consumers seeking benefits to their hair, nails, skin, joints, bones and muscles,” Stuewe said. “Our versatile and high-quality collagen products can be used in a broad range of applications, including powder blends, capsules, tablets, nutritional bars, drinks, dairy, confectionery and more.”

About Darling
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning edible by-products and food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates more than 250 plants in 17 countries and repurposes approximately 15% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals and pet food ingredients. To learn more, visit darlingii.com. Follow us on LinkedIn.

Cautionary Statements Regarding Forward-Looking Information
This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future earnings, cash flow, synergies, performance, capital expenditures and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this release. These include the Company’s ability to realize the anticipated benefits of the transaction. Numerous other factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Other risk factors include those that are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

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Darling Ingredients Contacts
Investors: Suann Guthrie
SVP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media: Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com